Exhibit 10.1
AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
Sections 1 and 11 of the Amended and Restated Employment Agreement are hereby amended effective the 2nd day of December, 2008 (“Amendment”) by and between the parties to the Amended and Restated Employment Agreement (as named below), effective the 1st day of November, 2004 (“Employment Agreement”) for the purpose of making the following changes:
Section 1 shall be revised to read as follows:
Section 1. Term. Employer hereby continues the employment of Employee and Employee hereby accepts continued employment with Employer for a term (the “Term”) beginning on the effective date hereof (“Commencement Date”) and continuing until December 31, 2011.
Section 11 shall be revised as follows in the second full paragraph thereof: Line 12 — the word “termination” shall be removed and replaced with “Term” and Line 14 — the words “at any time” shall be removed and replaced with “upon 90 days prior written notice”.
Except as set forth above in this Amendment, the Employment Agreement shall remain unchanged and in full force and effect.
As evidenced by signature below, the parties to the Agreement and this Amendment agree to the terms and conditions of this Amendment, both as to form and substance.
EMPLOYEE:

Signature:	/s/ Christopher J. Reading

Print Name: Christopher J. Reading
EMPLOYER:

By:	/s/ Daniel C. Arnold

Daniel C. Arnold, Chairman of the Board of Directors